EXHIBIT 99.11

                              SETTLEMENT AGREEMENT
                              --------------------
                               AND MUTUAL RELEASE
                               ------------------

     This Settlement Agreement and Mutual Release (the "Agreement"), effective as of October 1, 2007, by and between Pacific Coast Holdings Investment, LLC, a California limited liability company ("PCHI"), Integrated Healthcare Holdings, Inc., a Nevada corporation ("IHHI"), Ganesha Realty, LLC, a California limited liability company ("Ganesha"), and West Coast Holdings, LLC, a California limited liability company ("West Coast") is based upon the following recitals of facts:

     A. PCHI and IHHI are parties to a Triple Net Hospital and Medical Office Building Lease dated March 3, 2005, as amended by Amendment No. 1 of the same date (together "Lease"). The parties agree PCHI purchased the property encumbered by the Lease ("Property") from IHHI for a payment to IHHI of $5 million cash plus PCHI's assumption of $50 million of IHHI's debt (now reduced to $45 million) associated with the Property.

     B. PCHI and IHHI have engaged in discussions concerning the respective rights and duties under the Lease, which included the execution of an Interim Agreement Regarding Lease Performance dated August 30, 2006 (the "Interim Agreement"). The Interim Agreement was terminated by its terms on December 31, 2006.

     C. PCHI and IHHI have discussed the amount and payment of rent due under the Lease from February 1, 2006 through September 1, 2007, including rent paid by the tenants of a medical office building located at 1901/1905 N. College Ave., Santa Ana, California, and commonly referred to as the "Kindred Property." Solely for the purposes of this Agreement, all unpaid rent due under the Lease through September 30, 2007 shall be referred to as "Unpaid Rent."

     D. Pursuant to the Interim Agreement, the parties retained legal counsel who engaged a valuation consultant to evaluate the Lease. The parties met and conferred concerning the findings and reports resulting from the engagement, including recommendations to address any potential compliance issues.

     E. PCHI, IHHI, Ganesha and West Coast entered into an Agreement For Compensation Related to the Medical Office Building related to a building located at 999 N. Tustin Ave., Santa Ana, California (the "999 Agreement"). Pursuant to the 999 Agreement, compensation was payable to West Coast and Ganesha in the event certain conditions occurred ("999 Agreement Compensation").

     F. West Coast and Ganesha assert that conditions have occurred that require the payment of the 999 Agreement Compensation by IHHI to Ganesha and West Coast.

     G. It is the mutual wish and desire of all of the parties hereto that a lull and final settlement of all their rights, duties. interests and claims, if any, regarding acquisition of the Property, formation of the Lease, the Unpaid Rent and the 999 Agreement Compensation, which may exist now or in the future, he had on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES AND COVENANTS SET FORTH HEREIN BELOW, THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

1. Incorporation of Recitals: The foregoing recitals are incorporated by reference herein, and by this reference expressly made a part of this Agreement.

2. Amended and Restated Lease. Concurrently herewith, the parties agree to execute and deliver the Amended and Restated Triple Net Hospital Lease ("Amended Lease") attached hereto as Exhibit "A." Among other things, the parties have agreed that the Kindred Property shall not be included in the Amended Lease but rather shall be the sole property of PCHI uencumbered by any claims by or tenancy of IHHI. IHHI agrees to cooperate in all respects in providing proper notice to the tenants of Kindred Property. All rental receipts derived from the Kindred Property commencing October 1, 2007, shall be directed to and be the sole property of PCHI. IHHI further assigns and quitclaims to PCHI any and all rights it may have, if any, to claims against any and all subtenants of the Kindred Property. The Amended Lease further provides for an adjustment of rental rates and periodic review of the base rental rate to insure conformance with fair market value. The parties acknowledge that they have reviewed the Amended Lease and this Settlement Agreement with regulatory counsel and acknowledge that to the best of their knowledge, these arrangements are in compliance with law. All parties stipulate that the Amended Lease is fully enforceble in accordance with its terms.

3. Unpaid Rent: In full and final settlement of the Unpaid Rent and the 999 Agreement Compensation, IHHI will pay PCHI the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Settlement Payment"). The Settlement Payment shall be made in two installments: (a) One Million Five Hundred Thousand Dollars ($1,500,000.00) ("First Installment") upon the execution of the Amended Restated Lease by all parties ("Lease Closing") and (b) One Million Dollars ($1,000,000.00) ("Second Installment") payable on the first anniversary of the Lease Closing. The Second Installment shall bear interest at the rate of five percent (5%) per annum from the date of the Lease Closing and be payable together with the Second Installment.

4. Release of IIIU: PCHI, Ganesha and West Coast, and their principals, members, managers, agents, officers, directors, parents, subsidiaries, and affiliates, hereby release and absolutely forever discharge IHHI, together with its principals, agents, officers, directors, subsidiaries, and affiliates, of and from any and all debts, claims, obligations, damages, liabilities, demands, costs, expenses, indebtedness and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, fixed, conditional or contingent, which they ever had, may now have, or may hereafter have, regarding the acquisition of the Property, formation of the Lease, the Unpaid Rent and the 999 Agreement Compensation. Notwithstanding the foregoing, nothing herein shall be construed to release any claim or any derivative claim of Anil V. Shah, Orange County Physicians Investment Network, LLC ("OCPIN") or any individual principal, manager, member, agent, officer or director of OCPIN as such, including, but not limited to any present or future claims, rights or causes of action related to Orange County Superior Court Case Nos. 070005895 and 070006017. The foregoing release shall be deemed withdrawn, null and void. and of no further force or effect should IHHI breach its duty to make either the First or Second Installments or interest thereon prescribed in paragraph 3.

5. Release of PCHI, Ganesha and West Coast: IHHI and its principals, agents, officers, directors, parents, subsidiaries, and affiliates, hereby release and absolutely forever discharge PCHI, Ganesha and West Coast, together with its principals, managers, members, agents, officers, directors, subsidiaries, and affiliates, of and from any and all debts, claims, obligations, damages, liabilities, demands, costs, expenses, indebtedness and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, fixed, conditional or contingent, which they ever had, may now have, or may hereafter have, regarding the acquisition of the Property, formation of the Lease, the Unpaid Rent, the 999 Agreement Compensation, the compliance with the federal self-referral law (the "Stark Law") or the federal fraud and abuse law (the "Anti- Kickback Law") as a basis for non-payment of any rent or consideration under the Lease and the purchase of the Property from IHHI by PCHI. Notwithstanding the foregoing, nothing herein shall be construed to release any claim or any derivative claim of IHHI or any individual officer, director or employee of IHHI as such, against Anil V. Shah, M.D., Ajay G. Meka, M.D., Salman Naqvi, M.D., OCPIN or any principal, manager, member, agent, officer or director of OCPIN as such, including but not limited to any present or future claims, rights or causes of action related to Orange County Superior Court Case Nos. 07CC05895 and 07CC06017.

6. Continuing Duty to Cooperate: Each of the parties hereto shall, at any time hereafter, make, execute and deliver any and all papers or documents as any party hereto may reasonably require for the purpose of giving full effect to this Agreement and each of its provisions.

7. No Admission: This Agreement is a compromise and should not be treated in any way as a admission of liability or responsibility by any party for any purpose.

8. Entire Agreement: This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and no other agreement , oral or written, shall be deemed to exist or to bind any of the parties hereto.

9. Waiver Modification and Amendment: No provision hereof may be waived unless in writing signed by all parties hereto. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amend d only by a written agreement executed by the parties affected thereby.

10. Successors and Assigns: This Agreement shall inure to the benefit of and shall be on the predecessors, successors and assigns of the parties hereto, and each of s Agreement is not intended to constitute a third-party beneficiary contract.

11. Attorneys' Fees: The parties hereto agree to bear their own costs and attorneys' fees, including but not limited to those incurred in the negotiation and drafting of this Agreement or otherwise incurred in connection with the discussions and negotiations associate with the Unpaid Rent and the 999 Compensation Agreement. In the event of any legal action or other proceeding to enforce or interpret this Agreement, the losing party will pad all of the prevailing party's reasonable legal expenses and costs incurred in such action or proceeding.

12. Severability: in the event that any of the terms or provisions of this Agreement are found to be legally unenforceable, then the remaining terms and conditions shall nevertheless be fully enforceable without regard to any such provision or terms that are found to be legally unenforceable.

13. Governing Law: The terms and provisions of this Agreement shall be construed, interpreted and governed by the laws of the State of California.

14. Headings: Titles and headings of this Agreement are for convenience and identification only, and shall not be deemed to limit, amplify or define the contents of the respective sections or paragraphs to which they pertain.

15. Drafting of Agreement: The parties hereto represent, warrant and agree that the terms set forth in this Agreement are the result of all parties' discussion and input, and thus all Parties shall be deemed to be equal drafters of the Agreement.

16. Execution: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall be deemed to constitute a single document. Each party acknowledges that it has carefully read this Agreement and knows the contents thereof and executes the same of its own free will, Each party acknowledges and represents that it is executing this Agreement after having received advice from independent legal counsel as to its rights under this Agreement and its legal effect. Each party represents and warrants that it is authorized to sign and to bind itself by signing this document.

17. Lease: Nothing in this Agreement is intended to amend, modify or revise any term or condition of the Lease, which remains in full force and effect.


                                PACIFIC COAST HOLDINGS
                                INVESTMENT, LLC, a California Limited
                                Liability Company

                                By: /s/ Kali P. Chaudhuri
                                -by William R. Thomas, attny. in fact
                                Title: Manager

  By: /s/ Anil V. Shah
                                    -------------------------------------
                                        Anil V.Shah,
                                Its:  Manager

                                INTEGRATED HEALTHCARE HOLDINGS,
                                INC., a Nevada Corporation


                                By: /s/ Bruce Mogel
                                    -------------------------------------
                                Its: CEO
                                    -------------------------------------

                                GANESHA REALTY, LLC, a California
                                Limited Liability Company

                                By: /s/ Kali P. Chaudhuri
                                -by William R. Thomas, attny. in fact
                                Title: Manager

                                WEST COAST HOLDINGS, LLC, a California
                                Limited Liability Company

                                By: /s/ Jacob Sweidan
                                    -------------------------------------
                                        Jacob Sweidan, M.D.
                                Its: Manager